                              FOR IMMEDIATE RELEASE


        BERKSHIRE HILLS BANCORP, INC. ANNOUNCES RECORD FOURTH QUARTER AND
                    2003 EPS; PROVIDES EPS GUIDANCE FOR 2004

               ANNUAL MEETING DATE ANNOUNCED AND DIVIDEND DECLARED

PITTSFIELD, MA - January 28, 2004 - Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX: BHL), the holding company for Berkshire Bank (the "Bank"), today reported net income of $2.6 million, or $0.45 diluted earnings per share, for the quarter ended December 31, 2003 as compared to $2.4 million, or $0.43, for the quarter ended September 30, 2003 and a net loss of $4.2 million, or $0.78, for the quarter ended December 31, 2002. Net income totaled $9.0 million for 2003, as compared to $2.1 million for 2002. Earnings per diluted share for 2003 were $1.57 compared to $0.36 for 2002.

Exclusive of net security gains and net non-recurring charges and using a core effective tax rate of 34.3%, earnings for the quarter and year ended December 31, 2003 would have been $2.3 million, or $0.40 per diluted share and $8.6 million, or $1.51 per diluted share, respectively. Following the fourth quarter and 2003 highlights, contained elsewhere herein, is a table containing a reconciliation of GAAP net income to core net income and the resulting core earnings per diluted share for the quarter and year ended December 31, 2003.

Commenting on the Company's performance, Michael P. Daly, President and Chief Executive Officer stated, "I am pleased to report record earnings per share for the Company for the fourth quarter and the full year. I am proud of the efforts of all of our employees who executed the aggressive agenda we outlined early in 2003. These efforts resulted in customer service initiatives that produced double digit growth in both core deposits and loans. In addition, we were successful in significantly reducing expenses in 2003. I am especially pleased with our sound credit quality. The fourth quarter sale of almost all of the remaining sub-prime loans evidences our commitment to this culture.

The following chart illustrates how we have performed against goals we announced during the second quarter of 2003. We expect to achieve these goals by the end of 2005."

                                1Q2003        4Q2003         Goals
                              ---------      --------       --------------------
ROA                              0.70          0.86          Greater than 1.00
ROE                              6.06          8.49          10.00
Efficiency Ratio-               67.15%        64.44%         Less than 60.00%
exclusive of EastPoint

Mr. Daly stated further, "Economic conditions in the markets we serve continue to improve, and we are anticipating interest rates to remain stable throughout most of 2004. Using these assumptions, we expect to achieve 17% to 20% earnings growth in 2004, and therefore we are estimating, at this time, earnings between $1.77 and $1.81 per share on a diluted basis, before security gains. We will also look for ways to expand our franchise in 2004, including non-dilutive acquisitions."

Dividend Declared

The Board of Directors declared a quarterly cash dividend of $0.12 per share, payable on February 23, 2004 to stockholders of record at the close of business on February 9, 2004.

Annual Meeting

The Company also announced that its 2004 Annual Meeting of Stockholders will be held on May 6, 2004 at the Crowne Plaza Hotel, One West Street, Pittsfield, MA at 10:00 A.M. (ET) The voting record date has been set as March 18, 2004. The Company intends to distribute proxy solicitation materials on or about April 1, 2004.

Fourth Quarter Highlights

o Commercial loans increased $20.1 million, or 22.8% on an annualized basis, from September 30, 2003.

o Core deposits increased $8.5 million, or 6.8% on an annualized basis, from September 30, 2003.

o The Bank committed to securitize $55.0 million of one-to four-family fixed rate residential mortgages, in an effort to increase balance sheet liquidity and strategic flexibility.

o The Bank sold $9.9 million of sub-prime automobile loans, leaving a balance of $1.4 million.

2003 Highlights

o    Core deposits increased $56.7 million, or 12.5%, from December 31, 2002.

o Organic loan growth, which excludes purchases, securitizations and sales of loans, was $88.1 million, or an increase of 12.2%, from December 31, 2002.

o Operating expenses, exclusive of $437,000 of non-recurring retirement benefit charges in 2003 and severance costs of $6.9 million in 2002, decreased $3.1 million, or 8.0%, as compared to 2002.

o Improved credit quality, as loan delinquencies, non-performing assets and sub-prime loans were down significantly from year-end 2002.

          Reconciliation of GAAP Net Income to Core Net Income and EPS
          ------------------------------------------------------------

                                                                                  4Q2003            FY 2003
                                                                           ----------------    ------------------
                                                                            (In thousands, except per share data)
Income before income taxes-GAAP                                                     $3,690          $14,030
Plus:
Forfeiture of interest income on sale of sub-prime automobile loans                    245              245
Loss on the sale of sub-prime automobile loans                                       2,233            2,233
Loss on impairment of other assets-repossessed vehicle inventory                       206              206
Retirement benefit charge                                                                -              800
REIT interest charge                                                                     -               29


Less:
Reversal of provision for loan losses-sub-prime loans                                1,000            1,000
Gain on sale of securities, net                                                      1,564            3,077
Reversal of retirement benefit charge                                                  363              363


Income before taxes-core                                                             3,447           13,103
Less: Provision for taxes @ 34.3% (1)                                                1,182            4,494
NET INCOME-CORE                                                                     $2,265          $ 8,609

Earnings per diluted share-core                                                     $ 0.40          $  1.51
Average diluted shares outstanding                                                   5,717            5,703

(1) Excludes the charge of $243,000 for the disallowance of the dividend received deduction on the Bank's REIT

Financial Condition

After purchases, securitizations and sales, loans increased $69.2 million from December 31, 2002. This growth was primarily due to a $50.4 million, or 15.6%, increase in total commercial loans, a $23.9 million, or 9.9%, increase in residential mortgage loans and a $5.1 million, or 12.5%, increase in home equity loans, partially offset by the sale of $9.9 million of sub-prime automobile loans in December 2003. Loans declined $8.1 million from September 30, 2003, primarily due to the sale of sub-prime automobile loans, the securitization of $16.3 million of one-to four-family fixed rate residential mortgages and the sale of $6.0 million of one-to four-family fixed rate residential mortgages, partially offset by a $20.1 million increase in total commercial loans and organic growth of $3.0 million in residential mortgages. Residential mortgage loans were sold or securitized as part of a strategy to enhance the Bank's ability to deal with a volatile and potentially rising interest rate environment. An additional $38.7 million of one-to four-family fixed rate residential mortgages were committed to be securitized in January 2004.

Securities available for sale increased $134.3 million from December 31, 2002, with $64.0 million of this increase occurring since September 30, 2003. The fourth quarter increase includes the $16.3 million of securitized loans. Security purchases were made to take advantage of a steep yield curve and were primarily in mortgage-backed securities with durations averaging 3.5 years.

Earning assets were funded by increases in deposits and borrowings. Core deposits, represented by demand, NOW, savings and money market accounts, were $508.9 million at December 31, 2003, an increase of $56.7 million, or 12.5%, from December 31, 2002, and an increase of $8.5 million, or 1.7%, from September 30, 2003. Certificates of deposit decreased $8.8 million, or 2.7%, from December 31, 2002 and $6.1 million, or 1.9%, from September 30, 2003 due primarily to the relative cost advantage of borrowings. Borrowings from the Federal Home Loan Bank increased $60.1 million from September 30, 2003 and $118.5 million from December 31, 2002.

The Company's tangible book value per share at December 31, 2003, September 30, 2003, and December 31, 2002 was $19.13, $18.71 and $18.00, respectively.

Asset Quality

Non-performing loans were $3.2 million at December 31, 2003, a decrease of $452,000 from September 30, 2003, and a decrease of $542,000 from December 31, 2002. The Bank held no foreclosed real estate at December 31, 2003 and September 30, 2003 compared to $1.5 million at December 31, 2002.

Sub-prime automobile loans totaled $1.4 million at December 31, 2003, a decrease of $11.6 million from September 30, 2003 and a decrease of $18.2 million from December 31, 2002, as the Bank sold $9.9 million of sub-prime automobile loans in December 2003, accelerating its strategy of exiting the sub-prime automobile loan business.

The ratio of loans delinquent 30 days or more to total loans was 0.67% at December 31, 2003, as compared to 0.98% at September 30, 2003, and 1.40% at December 31, 2002. The improvement in the delinquency ratio from September 30, 2003 was primarily in total commercial loans, which declined from 1.22% to 0.69%, and consumer loans, which declined from 2.20% to 1.59%.

The allowance for loan losses totaled $9.0 million, representing 1.13% of total loans at December 31, 2003, compared to $10.1 million, or 1.26%, of total loans at September 30, 2003, and $10.3 million, or 1.43%, of total loans at December 31, 2002. The decline in the allowance was consistent with improvement in the Company's credit risk profile and asset quality, particularly in consideration of the significant reduction in sub-prime automobile loans.

Results of Operations

Net interest income was $9.7 million for the fourth quarter of 2003, increasing $435,000 and $742,000 compared to the quarters ended September 30, 2003 and December 31, 2002, respectively. The Company's net interest margin was 3.42% for the fourth quarter of 2003 compared to 3.51% for the third quarter of 2003 and 3.59% for the fourth quarter of 2002. Exclusive of the forfeiture of $245,000 and $758,000 of interest income resulting from the sale of sub-prime automobile loans in the fourth quarters of 2003 and 2002, respectively, the Company's net interest margin was 3.50% and 3.89%, respectively. This decline of 39 basis points was primarily attributed to reinvestment of cash flows from the maturity and prepayment of loans and securities at lower yields, as well as the increase in securities, which typically have a lower yield than loans.

The sale of $9.9 million of sub-prime automobile loans in the fourth quarter of 2003 resulted in the reversal of approximately $1.0 million of previously provided loan loss provision. This reversal resulted in a net credit for loan losses of $225,000 for the fourth quarter of 2003. The $225,000 credit is $800,000 less than the provision of $575,000 for the quarter ended September 30, 2003 and $2.5 million less than the $2.3 million provision for the fourth quarter in 2002. Net loan charge-offs totaled $903,000 for the quarter ended December 31, 2003, compared to $760,000 for the quarter ended September 30, 2003 and $2.7 million for the quarter ended December 31, 2002. Net charge-offs consisted primarily of automobile loans.

Non-interest income was $2.5 million for the quarter ended December 31, 2003, a $1.1 million, or 31.4%, decrease compared to non-interest income for the quarter ended September 30, 2003 and a $1.8 million, or 42.4%, decrease compared to non-interest income of $4.3 million for the quarter ended December 31, 2002. However, excluding certain non-recurring items and license maintenance and sales fees attributed to EastPoint Technologies, LLC, the Company's majority-owned data processing subsidiary ("EastPoint"), occurring in each of the quarters ended December 31, 2003, September 30, 2003 and December 31, 2002 (all of which are itemized in the table below), non-interest income was $1.6 million for the quarter ended December 31, 2003, $1.6 million for the quarter ended September 30, 2003 and $1.1 million for the quarter ended December 31, 2002. This increase in non-interest income compared to the fourth quarter of 2002 was primarily the result of increases in trust department fees and income earned on increases in cash surrender value of life insurance policies.

License maintenance and processing fees and license sales and other fees, which represent revenue from EastPoint, totaled $1.8 million in the quarter ended December 31, 2003, increasing $73,000 compared to the previous quarter and $55,000 as compared to the same quarter in 2002. Associated expenses for
EastPoint, which are recorded in various expense categories, totaled $1.9 million, net of minority interests, for the quarter ended December 31, 2003, an increase of $92,000 compared to the previous quarter and a decrease of $457,000 as compared to the same quarter in 2002.

Non-interest expense was $8.8 million for the quarter ended December 31, 2003, a $178,000, or 2.1%, increase compared to non-interest expense for the quarter ended September 30, 2003 and a $9.0 million, or 50.6%, decrease compared to non-interest expense of $17.7 million for the quarter ended December 31, 2002. However, excluding certain non-recurring items and expenses attributable to EastPoint occurring in each of the quarters ended December 31, 2003 and September 30, 2003 (all of which are itemized in the table below), operating expenses totaled $7.2 million for the fourth quarter of 2003, an increase of

$449,000, or 6.6%, compared to the third quarter of 2003. This increase was primarily attributed to additional marketing and consulting services. Exclusive of the non-recurring items and EastPoint expenses occurring in each of the quarters ended December 31, 2003 and December 31, 2002 (all of which are itemized in the table below), non-interest expenses for the fourth quarter of 2003 declined $1.3 million, or 15.2%, compared to the fourth quarter of 2002. The majority of this decline resulted from a $1.1 million decrease in foreclosed real estate and other loan expenses, most of which was associated with the Bank's automobile repossession and sales activity that was attributed to the sale of $69.7 million in sub-prime automobile loans in December 2002.

The following tables contain a reconciliation of GAAP non-interest income and non-interest expense to what the Company believes to be core or operating non-interest income and expense and also shows core non-interest income and expense minus EastPoint:


                                                                4Q2003            3Q2003             4Q2002
                                                              ---------         ----------          ---------
                                                                              (In thousands)
Non-interest income-GAAP                                        $2,494            $3,633             $ 4,328
Plus:
  Loss on the sale of sub-prime automobile loans                 2,233                 -              10,702
  Loss on impairment of other assets-repossessed                   206                 -               1,262
  vehicle inventory
  Penalty on the prepayment of FHLB borrowings                       -                 -               1,067
  Loss on impairment of securities                                   -                 -                 326
Less:
  Gain on sale of securities, net                                1,564               356              14,833
NON-INTEREST INCOME-CORE                                        $3,369            $3,277             $ 2,852
Less:
   EastPoint license maintenance and sales fees                  1,794             1,721               1,739


NON-INTEREST INCOME-CORE LESS EASTPOINT                         $1,575            $1,556             $ 1,113



                                                                4Q2003            3Q2003             4Q2002
                                                              ---------         ----------          ---------
                                                                              (In thousands)
Non-interest expense-GAAP                                       $8,773            $8,595             $17,745
Plus:
  Reversal of retirement benefit charge                            363                 -                   -
Less:
  Severance costs                                                    -                 -               6,860
NON-INTEREST EXPENSE-CORE                                       $9,136            $8,595             $10,885
Less:
  EastPoint expense net of minority interest                     1,906             1,814               2,363

NON-INTEREST EXPENSE-CORE LESS EASTPOINT                        $7,230            $6,781             $ 8,522


The Company's effective tax rate was 29.8% for the quarter ended December 31, 2003, decreasing the effective tax rate for the year to 36.1%. The lower effective tax rate in the current quarter was due in part to an increase in securities purchased in the Bank's subsidiary securities corporations, which are taxed at a lower rate. The Company expects that its effective tax rate will be approximately 34% in 2004.

Michael P. Daly, President and Chief Executive Officer and Wayne F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer, will host a conference call at 10:00 A.M. (ET) on Thursday,

January 29, 2004. This conference call will include forward-looking information and may include other material information. Persons wishing to access the conference call may do so by dialing 1-800-500-0177, and using access code 685172. Materials related to the topics to be discussed in the conference call will be available on the Bank's website, www.berkshirebank.com, beginning at
                                            ---------------------
approximately 8:30 A.M. (ET) on January 29, 2004. Replays of the conference call will be available beginning January 29, 2004 at 5:00 P.M. (ET) through February 6, 2004 at 11:00 P.M. (ET) by dialing 1-888-203-1112 and, using access code 685172. If you have difficulty accessing the material, please contact Rose Borotto at 413-236-3144.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with 11 branch offices serving communities throughout Berkshire County. The Bank is committed to continuing to operate as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and
Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby
                                  -----------
made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.

News Contact:   Wayne F. Patenaude
                Senior Vice President, Treasurer
                and Chief Financial Officer
                413-236-3195

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                                       Unaudited
                                                                                                          At
                                                                                ----------------------------------------------------
                                                                                 December 31,       September 30,       December 31,
                                                                                     2003               2003               2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    (In thousands)
ASSETS:
   Cash and due from banks                                                        $    15,583         $   17,803         $   17,258
   Short term investments                                                               1,859              9,262             43,397
                                                                                 -------------      -------------      -------------
        Total cash and cash equivalents                                                17,442             27,065             60,655
    Securities available for sale, at fair value                                      307,425            243,451            173,169
    Securities held to maturity, at amortized cost                                     36,903             41,380             44,267
    Federal Home Loan Bank stock, at cost                                              12,923             11,416              7,440
    Savings Bank Life Insurance stock, at cost                                          2,043              2,043              2,043
    Loans                                                                             792,227            800,280            723,022
    Allowance for loan losses                                                          (8,969)           (10,097)           (10,308)
                                                                                 -------------      -------------      -------------
             Net loans                                                                783,258            790,183            712,714
    Premises and equipment, net                                                        12,626             12,816             13,267
    Foreclosed real estate, net                                                             -                  -              1,500
    Accrued interest receivable                                                         5,080              5,096              5,125
    Goodwill and other intangibles (1)                                                 10,233             10,284             10,436
    Net deferred tax assets                                                             1,894              2,843              2,185
    Bank owned life insurance                                                           7,721              7,626                  -
    Due from Broker                                                                     7,089                  -                  -
    Other assets                                                                       14,080             13,703             13,315
                                                                                 -------------      -------------      -------------
             TOTAL ASSETS                                                         $ 1,218,717        $ 1,167,906        $ 1,046,116
                                                                                 =============      =============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
    Deposits                                                                      $   830,244        $   827,782        $   782,360
    Federal Home Loan Bank advances                                                   251,465            191,318            133,002
    Securities sold under agreements to repurchase                                          -                  -                700
    Loans sold with recourse                                                              473                598              1,201
    Due to broker                                                                       5,646             20,019                  -
    Accrued expenses and other liabilities (1)                                          5,462              5,632              5,846
                                                                                 -------------      -------------      -------------
             Total liabilities                                                      1,093,290          1,045,349            923,109
                                                                                 -------------      -------------      -------------
    Minority interests                                                                  2,252              2,300              2,438
                                                                                 -------------      -------------      -------------
    Stockholders' Equity:
         Preferred stock ($.01 par value; 1,000,000 shares                                  -                  -                  -
          authorized; none issued or outstanding)
         Common stock ($.01 par value; 26,000,000 shares
          authorized; shares issued: 7,673,761 at December 31, 2003,
          September 30, 2003 and December 31, 2002;
          shares outstanding: 5,903,082 at December 31, 2003, 5,878,920
          at September 30, 2003 and 6,117,134 at December 31, 2002)                        77                 77                 77
    Additional paid-in capital                                                         75,764             75,605             74,632
    Unearned compensation                                                              (8,507)            (8,892)            (9,535)
    Retained earnings (1)                                                              86,276             84,362             80,011
    Accumulated other comprehensive income                                              5,559              5,427              5,542
    Treasury stock at cost (1,770,679 shares at December 31, 2003,
         1,794,841 at September 30, 2003 and 1,556,627 shares
         at December 31, 2002)                                                        (35,994)           (36,322)           (30,158)
                                                                                 -------------      -------------      -------------
        Total stockholders' equity                                                    123,175            120,257            120,569
                                                                                 -------------      -------------      -------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                          $ 1,218,717        $ 1,167,906        $ 1,046,116
                                                                                 =============      =============      =============

(1) For the period ended December 2002, the information reflects the adoption of SFAS 147.
    The impact resulted in increases to goodwill of $497,000, deferred taxes of $169,000, and $328,000 to retained earnings.




                                   BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                            Unaudited
                                                                       Three Months Ended                Twelve Months Ended
                                                                -------------------------------     --------------------------------
                                                                   December 31,      December 31,     December 31,     December 31,
                                                                        2003              2002             2003             2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                      (In thousands, except per share data)
INTEREST AND DIVIDEND INCOME:
    Bond interest                                               $        2,761   $         1,467  $         7,560  $         5,407
    Stock dividends                                                        209               324              956            1,355
    Short-term investment interest                                           6               130              109              456
    Loan interest                                                       11,434            12,628           47,683           56,910
                                                                --------------   ---------------  ---------------  -----------------
        TOTAL INTEREST AND DIVIDEND INCOME                              14,410            14,549           56,308           64,128
                                                                --------------   ---------------  ---------------  -----------------

INTEREST EXPENSE:
    Interest on deposits                                                 3,148             4,221           13,862           17,777
    Interest on FHLB advances and other borrowings                       1,518             1,326            4,880            5,651
                                                                --------------   ---------------  ---------------  -----------------
         TOTAL INTEREST EXPENSE                                          4,666             5,547           18,742           23,428
                                                                --------------   ---------------  ---------------  -----------------
         NET INTEREST INCOME                                             9,744             9,002           37,566           40,700
PROVISION (CREDIT) FOR LOAN LOSSES                                        (225)            2,305            1,460            6,180
                                                                --------------   ---------------  ---------------  -----------------
   NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES          9,969             6,697           36,106           34,520
                                                                --------------   ---------------  ---------------  -----------------

NON-INTEREST INCOME:
    Customer service fees                                                  557               567            2,300            2,140
    Trust Department fees                                                  527               431            2,090            1,796
    Loan fees                                                               49                46              386              533
    Gain on sale of securities, net                                      1,564            14,833            3,077           15,143
    Loss on impairment of securities                                         -              (326)               -             (673)
    Loss on sales of loans, net                                         (2,094)          (10,702)          (1,854)         (10,702)
    Loss on impairment of other assets                                    (206)           (1,262)            (206)          (1,262)
    Penalty on prepayment of FHLB borrowings                                 -            (1,067)               -           (1,067)
    License maintenance and processing fees                              1,106             1,111            4,443            4,379
    License sales and other fees                                           688               628            2,819            2,612
    Other  income                                                          303                69              655              519
                                                                --------------   ---------------  ---------------  -----------------
         TOTAL NON-INTEREST INCOME                                       2,494             4,328           13,710           13,418
                                                                --------------   ---------------  ---------------  -----------------
NON-INTEREST EXPENSE:
    Salaries and benefits                                                4,839            12,227           21,219           28,488
    Occupancy and equipment                                              1,251             1,356            5,045            5,288
    Marketing and advertising                                              299               259              678              648
    Data processing                                                        246               264              989              758
    Professional services                                                  545               442            1,379            1,384
    Office supplies                                                        170               238              695              769
    Foreclosed real estate and other loans, net                            307             1,429            1,047            3,250
    Amortization of other intangibles (1)                                   51                51              203              203
    Minority interests                                                     (47)             (385)            (185)            (685)
    Other expenses                                                       1,112             1,864            4,716            5,207
                                                                --------------   ---------------  ---------------  -----------------
         TOTAL NON-INTEREST EXPENSE                                      8,773            17,745           35,786           45,310
                                                                --------------   ---------------  ---------------  -----------------
         INCOME (LOSS) BEFORE INCOME TAXES                               3,690            (6,720)          14,030            2,628
    Provision for income taxes (1)                                       1,099            (2,512)           5,065              531
                                                                --------------   ---------------  ---------------  -----------------
         NET INCOME (LOSS)                                      $        2,591     $      (4,208)   $       8,965    $       2,097
                                                                ==============   ===============  ===============  =================

Earnings (Loss) per share:
    Basic                                                       $         0.50     $       (0.78)   $        1.70    $        0.39
    Diluted                                                     $         0.45     $       (0.78)   $        1.57    $        0.36
Weighted average shares outstanding:
    Basic                                                                5,222             5,370            5,266            5,435
    Diluted                                                              5,717             5,370            5,703            5,881

(1) For the quarter and twelve months ended December 31, 2002, the information reflects the adoption of SFAS 147. The impact for the quarter, and every quarter in 2002, resulted in a decrease of $124,000 in amortization expense, and an increase of $42,000 in the provision for income taxes.

                  BERKSHIRE HILLS BANCORP, INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                                                               Unaudited
                                                                                            Quarters Ended
                                                             -----------------------------------------------------------------------
                                                              Dec. 31,        Sept. 30,      June 30,       Mar. 31,        Dec. 31,
                                                               2003            2003           2003           2003            2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          (In thousands, except per share data)
INTEREST AND DIVIDEND INCOME:
    Residential mortgage                                      $  3,793         $ 4,099        $ 4,564        $ 4,030       $  3,896
    Commercial real estate                                       2,969           2,760          2,627          2,607          2,521
    Commercial                                                   2,312           2,401          2,474          2,544          2,559
    Indirect auto loans                                          1,665           1,945          1,836          1,920          2,686
    Other consumer                                                 695             703            859            880            966
                                                              --------         -------        --------       -------        --------
        Total interest on loans                                 11,434          11,908         12,360         11,981         12,628
    Securities                                                   2,905           1,886          1,706          1,770          1,721
    Federal Home Loan Bank                                          65              59             59             66             70
    Short-term investments                                           6               5             14             84            130
                                                              --------         -------        --------       -------        --------
        TOTAL INTEREST AND DIVIDEND INCOME                      14,410          13,858         14,139         13,901         14,549
                                                              --------         -------        --------       -------        --------
INTEREST EXPENSE:
    Interest on deposits                                         3,148           3,343          3,613          3,758          4,221
    Interest on FHLB advances and other borrowings               1,518           1,206          1,093          1,063          1,326
                                                              --------         -------        --------       -------        --------
         TOTAL INTEREST EXPENSE                                  4,666           4,549          4,706          4,821          5,547
                                                              --------         -------        --------       -------        --------
         NET INTEREST INCOME                                     9,744           9,309          9,433          9,080          9,002
PROVISION (CREDIT) FOR LOAN LOSSES                                (225)            575            785            325          2,305
                                                              --------         -------        --------       -------        --------
   NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES  9,969           8,734          8,648          8,755          6,697
                                                              --------         -------        --------       -------        --------
NON-INTEREST INCOME:
    Customer service fees                                          557             568            619            556            567
    Trust Department fees                                          527             573            554            436            431
    Loan fees                                                       49             142            147             48             46
    Gain on sale of securities, net                              1,564             356            317            840         14,507
    License maintenance and sales fees                           1,794           1,721          2,126          1,621          1,739
    Net loan sales (losses)gains, net                           (2,094)            102            138              -        (10,702)
    Loss on impairment of other assets                            (206)              -              -              -         (1,262)
    Penalty on prepayment of FHLB borrowings                         -               -              -              -         (1,067)
    Other non-interest income                                      303             171            121             60             69
                                                              --------         -------        --------       -------        --------
         TOTAL NON-INTEREST INCOME                               2,494           3,633          4,022          3,561          4,328
                                                              --------         -------        --------       -------        --------
NON-INTEREST EXPENSE:
    Salaries and benefits                                        4,839           5,132          5,962          5,286         12,227
    Occupancy and equipment                                      1,251           1,191          1,222          1,381          1,356
    Professional and outside service fees                          545             292            294            248            442
    Marketing and advertising                                      299             137            139            103            259
    Data processing                                                246             283            239            221            264
    Foreclosed real estate and other loans, net                    307             333            286            121          1,429
    Amortization of other intangibles                               51              51             51             51             51
    Interest from disallowance of REIT                               -               -            (15)            44              -
    Other non-interest expense                                   1,235           1,176          1,589          1,196          1,717
                                                              --------         -------        --------       -------        --------
         TOTAL NON-INTEREST EXPENSE                              8,773           8,595          9,767          8,651         17,745
                                                              --------         -------        --------       -------        --------
         INCOME (LOSS) BEFORE INCOME TAXES                       3,690           3,772          2,903          3,665         (6,720)
Income tax effect resulting from REIT disallowance                   -               -           (244)           487              -
Provision (credit) for income taxes                              1,099           1,358          1,009          1,356         (2,512)
                                                              --------         -------        --------       -------        --------
         NET INCOME (LOSS)                                    $  2,591         $ 2,414        $ 2,138        $ 1,822       $ (4,208)
                                                              ========         =======        ========       =======       =========
Basic earnings (Loss) per share                               $   0.50         $  0.46        $  0.40        $  0.34       $  (0.78)
Diluted earnings (Loss) per share                             $   0.45         $  0.43        $  0.38        $  0.32       $  (0.78)
Average shares:
Basic                                                            5,222           5,196          5,291          5,357          5,370
Diluted                                                          5,717           5,655          5,687          5,731          5,370



                                            BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                              Unaudited
                                                                                      At or For the Period Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                               Dec. 31,         Sept. 30    June 30,        Mar. 31,      Dec. 31,
NON-PERFORMING ASSETS                                            2003              2003       2003           2003           2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          (In thousands)

Non-accrual loans:
    Residential mortgage                                      $    348       $    221      $    213       $    220       $    230
    Commercial real estate                                         496            154           165            167              -
    Commercial                                                   1,887          2,578         2,490          2,641          2,850
    Indirect automobile loans                                      451            696           710            706            593
    Other consumer                                                  17              2            10            148             68
                                                             ---------      ---------      --------       --------       --------
        Total non-accrual loans                               $  3,199       $  3,651      $  3,588       $  3,882       $  3,741
Real estate owned ("REO"), net of allowance for losses               -              -             -              -          1,500
        Total non-performing assets                           $  3,199       $  3,651      $  3,588       $  3,882       $  5,241
Non-performing loans as a percentage of total loans              0.40%          0.46%         0.44%          0.49%          0.52%
Non-performing assets as a percentage of total loans
   and REO                                                       0.40%          0.46%         0.44%          0.49%          0.72%
Non-performing assets to total assets                            0.26%          0.31%         0.32%          0.37%          0.50%
Allowance for loan losses as a percentage of
   non-performing loans                                        280.37%        276.55%       286.57%        266.59%        275.54%
Allowance for loan losses as a percentage of total loans         1.13%          1.26%         1.25%          1.31%          1.43%
Net charge-offs as a percentage of total loans                   0.11%          0.09%         0.10%          0.04%          0.37%

-----------------------------------------------------------------------------------------------------------------------------------
PROVISION (CREDIT) AND ALLOWANCE FOR LOAN LOSSES
-----------------------------------------------------------------------------------------------------------------------------------
Balance at beginning of period                                $ 10,097       $ 10,282      $ 10,349       $ 10,308       $ 10,676
Charge-offs                                                     (1,074)        (1,015)       (1,164)        (1,111)        (3,174)
Recoveries                                                         171            255           312            827            501
                                                             ---------      ---------     ---------      ---------      ---------
Net loan charge-offs                                              (903)          (760)         (852)          (284)        (2,673)
Provision (credit) for loan losses                                (225)           575           785            325          2,305
                                                             ---------      ---------     ---------      ---------      ---------

Balance at end of period                                      $  8,969       $ 10,097      $ 10,282       $ 10,349       $ 10,308
                                                             =========      =========     =========      =========      =========

-----------------------------------------------------------------------------------------------------------------------------------
NET LOAN (CHARGE-OFFS) RECOVERIES
-----------------------------------------------------------------------------------------------------------------------------------
Residential mortgage                                          $      -       $      -      $      -       $      -       $      -
Commercial real estate                                               -              -             -              -              -
Commercial loans                                                  (110)            21           (26)           399           (196)
Consumer loans (1)                                                (793)          (781)         (826)          (683)        (2,477)
                                                             ---------      ---------     ---------      ---------      ---------
         Total                                                $   (903)      $   (760)     $   (852)      $   (284)      $ (2,673)
                                                             =========      =========     =========      =========      =========
-----------------------------------------------------------------------------------------------------------------------------------
SUB-PRIME LOANS
-----------------------------------------------------------------------------------------------------------------------------------
Balance at end of period                                      $  1,393       $ 13,006      $ 15,128       $ 17,238       $ 19,573
Allowance for sub-prime loans/Total sub-prime loans             44.94%         15.75%        15.79%         16.01%         15.83%

-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE FICO SCORES CONSUMER LOANS (1)                             691            674           670            666            665
-----------------------------------------------------------------------------------------------------------------------------------

(1) Consists primarily of automobile loans



                                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                               SELECTED FINANCIAL RATIOS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                    Unaudited
                                                                          At or for the three months ended

                                                        Dec 31,        Sept 30,      June 30,         March 31,     Dec 31,
                                                         2003            2003          2003            2003           2002
                                                         ----            ----          ----            ----           ----
                                                                        (In thousands, except per share data)


Performance Ratios (1):
   Return (loss) on average assets                         0.86%           0.86%         0.80%           0.70%         (1.44%)
   Return (loss) on average stockholders' equity           8.49%           8.10%         7.16%           6.06%        (11.84%)
   Return (loss) on average tangible stockholders' equity  9.27%           8.87%         7.85%           6.33%        (12.87%)
   Net interest margin                                     3.42% (2)       3.51%         3.73%           3.67%          3.59% (2)
   Non-interest income to average assets                   0.83% (3)       1.29% (4)     1.50% (4)       1.36% (4)      1.61% (5)
   Non-interest expense to average  assets                 2.91% (6)       3.05%         3.64% (7)       3.31% (8)      6.60% (9)
   Average earning assets to average assets               94.28%          94.14%        95.09%          94.67%         94.88%
   Efficiency ratio (10)                                  68.40% (11)     68.29%        68.37% (12)     73.68% (13)    91.49% (14)
Capital ratios
   Stockholders' equity to total assets                   10.11%          10.30%        10.57%          11.20%         11.53%
   Tier I capital to average adjusted assets               8.97%           9.36%         9.66%          10.00%         10.30%
   Tier I capital to risk weighted assets                 12.60%          12.51%        12.06%          13.02%         13.45%
   Total capital to risk weighted assets                  14.10%          14.16%        13.75%          14.67%         15.19%
Other data
   Book value per share                                  $ 20.86         $ 20.46      $ 20.14          $ 19.80        $ 19.71
   Tangible book value per share                         $ 19.13         $ 18.71      $ 18.38          $ 18.07        $ 18.00
   Stock price:
        High                                             $ 37.40         $ 33.90       $ 28.40         $ 24.00        $ 25.25
        Low                                              $ 33.55         $ 28.10       $ 23.10         $ 21.86        $ 22.94
        Close                                            $ 36.20         $ 33.69       $ 28.40         $ 23.00        $ 23.55

  (1) Ratios are annualized for each of the quarters.
  (2) Excluding the forfeiture of $245,000 and $758,000 in interest income upon the sale of sub-prime automobile loans in December
      2003 and December 2002, respectively, the net interest margin would have been 3.50% and 3.89%, respectively.
  (3) Excluding the gain on sale of securities of $1.6 million, the $2.2 million loss on the sale of sub-prime automobile loans, and the loss of $206,000 on the impairment of other assets - repossessed vehicle inventory, the ratio would have been 1.12%.
  (4) Excluding  the gain on the sale of securities of $356,000, $317,000 and $804,000 in quarters ended September 2003, June
      2003 and March 2003, respectively, the ratios would have been 1.16%, 1.38% and 1.04%, respectively.
  (5) Excluding the gain on the sale of securities of $14.8 million, the loss on the sale of sub-prime automobile loans of $10.7 million, the loss on the impairment of other assets - repossessed vehicle inventory of $1.3 million, the penalty on the pre-payment of FHLB borrowings of $1.1 million and the impairment of securities of $326,000, the ratio would have been 1.06%.
  (6) Excluding $363,000 representing the partial reversal of an $800,000 retirement benefit charge that was recorded in the second quarter of 2003, the ratio would have been 3.21%.
  (7) Excluding the retirement benefit charges of $800,000 and $15,000 representing the partial reversal of a $44,000 interest charge associated with the disallowance of the dividend received deduction from the Bank's REIT that was recorded in the first quarter of 2003, the ratio would have been 3.36%.
  (8) Excluding the $44,000 interest charge associated with the disallowance of the Bank's dividend received deduction received from the Bank's REIT, the ratio would have been 3.30%.
  (9) Excluding the severance costs of $6.9 million, the ratio would have been 4.04%.
 (10) Efficiency ratio is non-interest expenses, less non-recurring items, divided by the total of net interest income, plus non-interest income, less securities gains, less non-recurring items.
 (11) Excludes the partial reversal of retirement  benefit charges of $363,000 from non-interest expenses, $2.2 million of loss on the sale of sub-prime automobile loans, $245,000 in forfeiture of interest income associated with the sale of sub-prime automobile loans and the loss on the impairment of other assets - repossessed vehicle inventory of $206,000.
 (12) Excludes the retirement benefit charges of $800,000 and the $15,000 representing the partial reversal of a $44,000 interest charge associated with the Bank's REIT that was  recorded in the first quarter of 2003 from non-interest expenses.
 (13) Excludes the $44,000 interest charge associated with the disallowance of the Bank's dividend received deduction from the
      Bank's REIT.
 (14) Excludes severance costs of $6.9 million from non-interest expenses, loss on the sale of sub-prime automobile loans of $10.7 million, the loss on the impairment of other assets - repossessed vehicle inventory of $1.3 million, the penalty on the pre-payment of FHLB borrowings of $1.1 million and the impairment of securities of $326,000.



                                         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                        AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
                                                               Unaudited
                                                             Quarters Ended


                                                  December 31, 2003
                                     -----------------------------------------

                                          Average                     Yield/
                                          Balance        Interest     Rate(1)
 -----------------------------------------------------------------------------
                                                      (In thousands)

Earning assets:
Short-term investments                  $      2,853     $      6     0.84%
Securities (2)                               314,070        2,905     3.70%
Federal Home Loan Bank                        12,166           65     2.14%
Loans:
  Residential mortgage                       287,518        3,793     5.28%
  Commercial real estate                     193,728        2,969     6.13%
  Commercial                                 167,427        2,312     5.52%
   Indirect auto loans                       103,821        1,665     6.41%
   Other consumer                             57,013          695     4.88%
                                        ------------   ---------
     Total loans                             809,507       11,434     5.65%
                                        ------------   ---------
     Total earning assets                  1,138,596     $ 14,410     5.06%
                                                        =========

Other assets                                  69,076
                                        ------------
    Total assets                        $  1,207,672
                                        ------------
Funding liabilities:
Deposits:
 Non-interest-bearing deposits          $     98,392
   Savings, NOW and money market             415,486          814     0.78%
                                        ------------    ---------
     Total core deposits                     513,878          814     0.63%
     Certificates of deposits                321,732        2,334     2.90%
                                        ------------    ---------
     Total deposits                          835,610        3,148     1.51%
                                        ------------    ---------
Borrowings:
  Federal Home Loan Bank advances            236,534        1,518     2.57%
                                        ------------    ---------
    Total funding liabilities              1,072,144      $ 4,666     1.74%
                                                        =========
Other liabilities                             11,249
                                        ------------
    Total liabilities                      1,083,393

Minority Interest                              2,261
Stockholders' Equity                         122,018
                                        ------------
    Total liabilities and equity         $ 1,207,672
                                        ------------
Net interest income/spread                                $ 9,744     3.32%
                                                        ---------
Net interest margin                                                   3.42%

(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.



                BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
               AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS

                                      Unaudited
                                    Quarters Ended

                                                     September 30, 2003
                                          --------------------------------------
                                            Average                   Yield/
                                            Balance       Interest    Rate(1)
--------------------------------------------------------------------------------
                             (In thousands)

Earning assets:
Short-term investments                     $   2,626          $ 5     0.76%
Securities (2)                               220,514        1,886     3.42%
Federal Home Loan Bank                         8,406           59     2.81%
Loans:
  Residential mortgage                       324,272        4,099     5.06%
  Commercial real estate                     177,306        2,760     6.23%
  Commercial                                 169,653        2,401     5.66%
  Indirect auto loans                        104,252        1,945     7.46%
  Other consumer                              54,684          703     5.14%
                                        ------------    ---------
     Total loans                             830,167       11,908     5.74%
                                        ------------    ---------
     Total earning assets                $ 1,061,713     $ 13,858     5.22%
                                                        =========

Other assets                                  65,993
                                        ------------
    Total assets                         $ 1,127,706
                                        ------------
Funding liabilities:
Deposits:
  Non-interest-bearing deposits          $    99,351
  Savings, NOW and money market              407,451          832     0.82%
                                        ------------    ---------
    Total core deposits                      506,802          832     0.66%
    Certificates of deposits                 330,821        2,511     3.04%
                                        ------------    ---------
    Total deposits                           837,623        3,343     1.60%
                                        ------------    ---------
Borrowings:
  Federal Home Loan Bank advances            165,011        1,206     2.92%
                                        ------------    ---------
   Total funding liabilities               1,002,634     $  4,549     1.81%
                                                        =========
Other liabilities                              3,650
                                        ------------
    Total liabilities                      1,006,284
Minority Interest                              2,279
Stockholders' Equity                         119,143
                                        ------------
    Total liabilities and  equity        $ 1,127,706
                                        ------------
Net interest income/spread                                $ 9,309     3.41%
                                                        ---------
Net interest margin                                                   3.51%

(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.



                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS


                                                      Unaudited
                                                   Quarters Ended

                                                  December 31, 2002
                                        -------------------------------------
                                            Average                   Yield/
                                            Balance      Interest    Rate(1)
-----------------------------------------------------------------------------
                                                    (In thousands)

Earning assets:
Short-term investments                   $    32,549     $    130     1.60%
Securities (2)                               180,131        1,721     3.82%
Federal Home Loan Bank                         7,440           70     3.76%
Loans:
  Residential mortgage                       238,646        3,896     6.53%
  Commercial real estate                     150,571        2,521     6.70%
  Commercial                                 167,895        2,559     6.10%
  Indirect auto loans                        160,340        2,686     6.70%
  Other consumer                              62,338          966     6.20%
                                        ------------    ---------
    Total loans                              779,790       12,628     6.48%
                                        ------------    ---------
    Total earning assets                     999,910     $ 14,549     5.82%
                                                        =========
Other assets                                  60,164
                                        ------------
    Total assets                         $ 1,060,074
                                        ============
Funding liabilities:
Deposits:
  Non-interest-bearing deposits          $    84,879
  Savings, NOW and money market              373,808        1,209     1.29%
                                        ------------     --------
    Total core deposits                      458,687        1,209     1.05%
    Certificates of deposits                 329,762        3,012     3.65%
                                        ------------     --------
    Total deposits                           788,449        4,221     2.14%
                                        ------------     --------
Borrowings:
  Federal Home Loan Bank advances            138,219        1,326     3.84%
                                        ------------     --------
    Total funding liabilities                926,668      $ 5,547     2.39%
                                                         ========
Other liabilities                              3,024
                                        ------------
    Total liabilities                        929,692
Minority Interest                              2,624
Stockholders' Equity                         127,758
                                        ------------
    Total liabilities and equity         $ 1,060,074
                                        ============
Net interest income/spread                                $ 9,002     3.43%
                                                         ========
Net interest margin                                                   3.59%


(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.
